EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT





We consent to the inclusion in the registration statements of Front Porch Digital Inc. on Form SB-2 of our report dated March 30, 2004 on our audit of the financial statements of Front Porch Digital International, SAS as of December 31, 2003 and for the year then ended. We also consent to the reference of our firm under the caption "Experts".


                                                         /s/ ERNST & YOUNG AUDIT


Toulouse, France
June 21, 2004